Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Amendment No. 12 to Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, $0.0001 par value, of Digital Lightwave, Inc.
     This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: October 27, 2006	BRYAN J. ZWAN
	By:	/s/ Bryan J. Zwan
		Name:	Bryan J. Zwan

Dated: October 27, 2006	ZG NEVADA LIMITED PARTNERSHIP By: ZG Nevada, Inc., as General Partner
	By:	/s/ Bryan J. Zwan
		Name:	Bryan J. Zwan
		Title:	President

Dated: October 27, 2006	ZG NEVADA, INC.
	By:	/s/ Bryan J. Zwan
		Name:	Bryan J. Zwan
		Title:	President

Dated: October 27, 2006	OPTEL CAPITAL, LLC
	By:	/s/ Bryan J. Zwan
		Name:	Bryan J. Zwan
		Title:	President